Exhibit 5.1
December 14, 2010
MoneyGram International, Inc.
2828 N. Harwood Street, Suite 1500
Dallas, Texas 75201
     Re:     Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel for MoneyGram International, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”), of the offer and sale, from time to time, pursuant to Rule 415 of the Securities Act, by:
(i)	the Company of (a) shares (the “Primary Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (b) shares of the Company’s preferred stock, par value $0.01 per share, in one or more series (the “Preferred Stock”), which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”), (c) debt securities, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”), (d) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), (e) rights to purchase Common Stock, Preferred Stock, Debt Securities or other securities (the “Rights”), and (f) units consisting of one or more Debt Securities, shares of Common Stock or Preferred Stock, Warrants or any combination of such securities (the “Units”), at an aggregate initial offering price not to exceed $500,000,000;

(ii)	the subsidiary guarantors named in Schedule I hereto (collectively, the “Guarantors”) of guarantees of the Debt Securities (the “Guarantees”); and

(iii)	the stockholders named as the Selling Stockholders in the Registration Statement of up to 568,087,162 shares of Common Stock (the “Resale Shares” and, together with the Primary Shares, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants, the Rights, the Units and the Guarantees, the “Securities”) issuable upon (a) the conversion of the Company’s Series B Participating Convertible Preferred Stock, par value $0.01 per share, and (b) the conversion of the Company’s Series B-1

Vinson & Elkins LLP Attorneys at Law	First City Tower, 1001 Fannin Street, Suite 2500
Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston	Houston, TX 77002-6760
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Participating Convertible Preferred Stock, par value $0.01 per share, to the Company’s Series D Participating Convertible Preferred Stock, par value $0.01 per share, and the subsequent conversion of the Company’s Series D Participating Convertible Preferred Stock to Common Stock.
     We have also participated in the preparation of each of the prospectuses contained in the Registration Statement (the “Prospectuses”) to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the applicable Prospectus.
     In rendering the opinions set forth below, we have examined and relied upon (i) the Company’s Amended and Restated Certificate of Incorporation, as amended, and Bylaws, (ii) the Registration Statement, including the Prospectuses, (iii) the form of Senior Indenture filed as an exhibit to the Registration Statement (the “Senior Indenture”), (iv) the form of Subordinated Indenture filed as an exhibit to the Registration Statement (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), (v) resolutions of the board of directors or similar governing bodies of the Company and the Guarantors relating to the Registration Statement, and (vi) such other certificates, statutes and other instruments and documents as we considered necessary or appropriate for the purpose of rendering the opinions set forth below. In addition, we have reviewed such questions of law as we considered necessary or appropriate. As to matters of fact relevant to the opinions expressed below, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company and the Guarantors, without further investigation as to the facts set forth therein.
     For purposes of rendering the opinions set forth below, we have made the following assumptions:
(i)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(ii)	a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(iii)	each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine;

(iv)	each person signing the documents that we examined has the legal capacity and authority to do so;

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(v)	each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete;

(vi)	all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, if any;

(vii)	the Indentures relating to the Debt Securities, together with any supplemental indentures relating to a series of Debt Securities to be issued under either of the Indentures, a warrant agreement relating to the Warrants, a depositary agreement relating to the Depositary Shares and the related depositary receipts and a rights agreement relating to the Rights will each be duly authorized and validly executed and delivered by the parties thereto;

(viii)	the Guarantors are duly organized, validly existing and in good standing under the laws of their respective jurisdictions;

(ix)	at the time of the issuance of the Securities, (a) each of the Company and the Guarantors will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of formation, and (b) the Company and the Guarantors will have the necessary organizational power and authority to issue such Securities;

(x)	at the time of any offering or sale of any Primary Shares or Preferred Stock, the Company will have authorized or created and made available for issuance the number of shares of Common Stock and/or Preferred Stock set forth in such offering or sale;

(xi)	except with respect to Common Stock or Preferred Stock issuable upon exchange or conversion of Securities constituting Debt Securities or Preferred Stock, or upon exercise of Warrants, a definitive purchase, underwriting or similar agreement with respect to the Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(xii)	any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

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     Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:
(1)	The Primary Shares will be duly authorized and validly issued, fully paid and non-assessable when (a) the board of directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (1) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein (provided that such consideration is not less than the par value of the Common Stock), or (2) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security and the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board for the consideration approved by the Board (provided that such consideration is not less than the par value of the Common Stock);

(2)	With respect to shares of any series of Preferred Stock, the shares of the series of Preferred Stock will be duly authorized and validly issued, fully paid and non-assessable when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Delaware (a “Certificate of Designation”), and (b) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either (1) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (provided that such consideration is not less than the par value of the Preferred Stock) provided for therein, or (2) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security and the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board for the consideration approved by the Board (provided that such consideration is not less than the par value of the Preferred Stock);

(3)	The Depositary Shares will be duly authorized and validly issued when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares and the filing of a

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Certificate of Designation with the Secretary of State of the State of Delaware, (b) the shares of Preferred Stock underlying the Depositary Shares have been deposited with the depositary under the applicable depositary agreement, and (c) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable depositary agreement upon payment of the consideration thereof as provided for in the applicable definitive purchase, underwriting or similar agreement;

(4)	The Debt Securities and, if applicable, the Guarantees will be duly authorized and validly issued and will constitute valid and legally binding obligations of the Company and the Guarantors, as applicable, enforceable against the Company and the Guarantors, as applicable, in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) when (a) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Board and, if applicable, the boards of directors or similar governing bodies of the Guarantors have taken all necessary corporate action to approve the issuance and terms of the Debt Securities, the Guarantees, the terms of the offering thereof and related matters, (c) the terms of the Debt Securities and, if applicable, the Guarantees and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Guarantors, as applicable, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company or the Guarantors, as applicable, (d) any shares of Common Stock or Preferred Stock issuable upon the conversion of the Debt Securities, if applicable, have been duly and validly authorized for issuance, and (e) the Debt Securities (which may include the related Guarantees) have been duly executed, authenticated, issued and delivered in accordance with the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration for the Debt Securities as provided for therein;

(5)	The Warrants will be duly authorized and validly issued when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, and (b) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable warrant agreement and issued and the

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applicable definitive purchase, underwriting or similar agreement upon payment of the consideration provided for therein;

(6)	The Rights will be duly authorized and validly issued when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and the terms of the Rights, the terms of the offering thereof and related matters, and (b) the Rights or certificates representing the Rights have been duly executed, countersigned, registered and delivered in accordance with the applicable rights agreement and the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration provided for therein;

(7)	The Units will be duly authorized, validly issued, fully paid and non-assessable and will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units, the terms of the offering thereof and related matters, and (b) the Units have been duly executed, authenticated, issued and delivered in accordance with the applicable unit agreement and the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration provided for therein; and

(8)	The Resale Shares will, when issued, have been duly authorized and are validly issued, fully paid and non-assessable.
     Our opinion is qualified in the following respects:
(i)	we express no opinion concerning (a) the validity or enforceability of any provisions contained in the Indentures that purport to waive, or not give effect to, rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws;

(ii)	our opinion expressed in paragraph 8 above, insofar as it relates to the Resale Shares being fully paid, is based solely on an officer’s certificate of the Company, executed and delivered to us by an executive officer of the Company, confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of the Resale Shares;

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(iii)	our opinions herein are limited in all respects to the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, the laws of the State of New York and the federal laws of the United States of America, and we do not express any opinion as to the applicability of, or the effect thereon, of the laws of any other jurisdiction;

(iv)	we express no opinion with respect to the validity or enforceability of provisions that limit the obligation of a guarantor based on the potential unenforceability, invalidity or voidability of a guarantee under any applicable law, including, without limitation, any state or federal fraudulent transfer or fraudulent conveyance laws;

(v)	we express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom; and

(vi)	our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectuses forming a part of the Registration Statement under the caption “Validity of Securities.” By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.

Schedule I
MoneyGram of New York, LLC
MoneyGram Payment Systems Worldwide, Inc.
MoneyGram Payment Systems, Inc.
PropertyBridge, Inc.